UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020
VOCERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA
(Address of principal executive offices)

95126
(Zip Code)
(408) 882-5100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0003 par value	VCRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors (the “Board”) of Vocera Communications, Inc. (the “Company”) and the shareholders of the Company have previously approved the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). On May 4, 2020, the Compensation Committee of the Board approved the form of notice of performance stock unit (“PSU”) award and PSU award agreement (the “PSU Form”) for use under the 2012 Plan.
PSUs issued pursuant to the PSU Form vest and are settled pursuant to certified achievement of performance targets, contingent on the recipient’s continued services to the Company or a parent or subsidiary of the Company, and are generally settled within 15 days following each applicable vesting date.
The PSU Form is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing disclosure is qualified in its entirety by reference to the exhibit.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Form of 2012 Equity Incentive Plan Notice of Performance Stock Unit Award and Performance Stock Unit Award Agreement.
104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.
May 6, 2020	By:	/s/ Justin R. Spencer
Justin R. Spencer
Executive Vice President and Chief Financial Officer